EXHIBIT 10(c)(i)


                               McDONALD'S

             SUPPLEMENTAL EMPLOYEE BENEFIT EQUALIZATION PLAN

                               ("McCAP II")
                                McDONALD'S

             SUPPLEMENTAL EMPLOYEE BENEFIT EQUALIZATION PLAN
                                (McCAP II)

                                 Section 1

                               Introduction


     1.1 The Plan and Its Effective Date. The McDonald's Supplemental Employee Benefit Equalization Plan (formerly, the McDonald's 1986 Tax Reform Equalization Plan) as amended and restated, effective January 1, 1989 and again amended and restated January 1, 1990 (the "Plan" or "McCAP II") is hereby amended and restated, effective January 1, 1996, except as otherwise provided herein. The Plan provides certain benefits previously provided by McDonald's 1986 Tax Reform Equalization Plan with respect to years before January 1, 1989 and certain additional benefits.

     1.2 Purpose. McDonald's Corporation ("McDonald's" or the "Company") maintains the McDonald's Corporation Profit Sharing Program ("Profit Sharing Program") which has four components, the Profit Sharing Plan, McDESOP, the Leveraged ESOP and the McDonald's Stock Sharing Plan which are intended to meet the requirements of a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Code
  Section 402(g) generally limits to $9,500 (in 1996, as adjusted in subsequent years by the Secretary of Treasury for cost of living adjustments in accordance with Code Section 402(g)(5)) the maximum amount of employee elective deferrals under a qualified plan ("Elective Contribution Limit"); Code Section 401(a)(17) limits to $150,000 (in 1996, as adjusted in subsequent years as provided by the Secretary of the Treasury) the amount of compensation which may be taken into account for a Plan Year under a qualified plan ("Compensation Limit"); and elective deferrals to a nonqualified plan are not taken into account in determining compensation and benefits under the qualified plans ("Elective Deferral Exclusions") (such limits and exclusion are collectively referred to herein as the "Limits").

      However, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), permits the provision of benefits under an unfunded plan maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The purpose of the Plan is to provide benefits to eligible employees which would be provided under the Profit Sharing Program as in effect on January 1, 1989, and thereafter, as from time to time amended, but which are not provided thereunder because of the Limits, subject to the requirement that the benefits provided under this Plan shall be determined as though the only employee elected deferrals of an Active Participant, as defined in Section 2.1, are the Participant Elected Contributions elected under the McDESOP portion of the Profit Sharing Program, the Profit Sharing Program Equalization Plan ("McEqual"), the McDonald's 1989 Executive Equalization Plan ("McCAP I") and under Section 2.4 hereof. In determining the amounts to be credited to the accounts of an Active Participant, as defined in Section 2.1, during a calendar year under the Plan, McEqual, McCAP I, and the Profit Sharing Program, the Committee may make assumptions based upon reasonable estimates and, as necessary, make subsequent adjustments to the extent the estimates prove to be incorrect.

      1.3. Defined Terms. Except as otherwise indicated capitalized terms used in this plan document which are not defined herein have the same meaning as the same term in the McDonald's Profit Sharing Program.


                              Section 2

                     Participation and Benefits

     2.1 Eligibility for Benefits. Before the beginning of each calendar year, the Committee shall designate as eligible to be credited with benefits under the Plan for such year a select group of management or highly compensated employees of the Company or any other entity which has adopted the Plan in accordance with Section 4 who are not active participants under McCAP I for such year ("Active Participants"). Persons to be designated as Active Participants from the group of employees who first become participants in the Profit Sharing Program during a calendar year shall be designated by the Committee on or before their Profit Sharing Program Entry Date. A person who was a participant in McDonald's 1986 Tax Reform Equalization Plan for periods before January 1, 1989 or who becomes an Active Participant thereafter shall remain a participant ("Participant") until all amounts credited to his account under the Plan
  ("McCAP II Account") have been distributed.

      2.2 Amount of Benefits. The amount credited to an Active Participant's McCAP II Account for a calendar year shall equal
  (a) the amount, if any, the Active Participant would have received under the Profit Sharing Program for that year (including, if the Active Participant pursuant to Section 2.4 so elects, the amount of any elections of Participant Elected Contributions made by the Active Participant and any associated Matching Contributions) in the absence of the limitations under
  Section 415 of the Code as stated in Article IX thereof
  ("415 Limits") and in the absence of the Limits reduced by
  (b) the sum of the amounts allocated to such Participant's accounts under the Profit Sharing Program and amounts credited to the Participant's account under McEqual for the calendar year ("Annual Benefit Credits"). Notwithstanding the foregoing, (1) any amount distributed to a participant in the Profit Sharing Program in accordance with Sections 4.1(c), 5.2(c), 5.2(e) or 5.4 of the Program shall be considered an amount which was received under the Profit Sharing Program in the calendar year for which the amount was contributed to the Profit Sharing Program (or would have been so contributed in the absence of the Limits) and
  (2) an Active Participant who does not have an election in effect under Section 2.4 for a calendar year shall not be credited with any Participant Elected Contributions or Employer Matching Contributions hereunder for that calendar year.

      2.3 Accounts and Income Credits. Amounts credited to a Participant's McCAP II Account for periods before January 1, 1996 shall be credited to Participant's McCAP II Accounts as provided by the Plan as then in effect. Such amounts and amounts credited to a Participant's McCAP II Account with respect to periods after December 31, 1995 shall be credited with net earnings, gains and losses as described below:

           (a) McCAP II Profit Sharing Investment Account. The portion of a Participant's Annual Benefit Credits which, in the absence of the Limits, would have been Employer Profit Sharing Contributions to the Profit Sharing Plan portion of the Profit Sharing Program, shall be credited to the Participant's McCAP II Profit Sharing Investment Account for a calendar year. A Participant's McCAP II Profit Sharing Investment Account shall also be credited with any amounts with respect to which a Participant has made a Diversification Election, as provided in Section 2.5, and any amounts subject to any election made by the Participant pursuant to Section 2.6. A Participant's McCAP II Profit Sharing Investment Account shall be credited with net earnings, gains and losses as of each Valuation Date under the Profit Sharing Program in an amount equal to the amount which such account would have earned, gained or lost if at all times fully invested in the same manner as the Participant's Profit Sharing Fund Account under the Profit Sharing Program.

           (b) McCAP II McDonald's Common Stock Account. Subject to Section 2.5, the portion of a Participant's Annual Benefit Credits which, in the absence of the Limits, would have been credited to such Active Participant's accounts under the Profit Sharing Program with respect to Participant Elected Contributions, Employer Matching Contributions and Employer Leveraged ESOP Contributions shall be credited to the Participant's McCAP II McDonald's Common Stock Account for a calendar year. A Participant's McCAP II McDonald's Common Stock Account shall be credited with net earnings, gains and losses as of each Valuation Date under the Profit Sharing Program in an amount equal to the amount which such account would have earned, gained or lost if such amounts and the income credited thereon were at all times fully invested in the Profit Sharing McDonald's Common Stock Fund.

     2.4 Deferral Elections. Each person who is a participant in the Profit Sharing Program and who is designated by the Committee as an Active Participant with respect to each calendar year may elect by filing a written election with the Committee, in accordance with such rules and procedures as the Committee shall establish, before the beginning of each subsequent calendar year, to have the Participant Elected Contributions and Employer Matching Contributions described in Section 2.2, if any, credited to his McCAP II Account. An employee who becomes a participant in the Profit Sharing Program during a year who is designated by the Committee as an Active Participant hereunder, may elect within 60 days of the date he becomes a participant in the Profit Sharing Program to have the Participant Elected Contributions and Employer Matching Contributions, if any, described in Section 2.2 credited to his McCAP II Account.

      If an Active Participant has an election pursuant to this
  Section 2.4 in effect for a calendar year, such election and the Active Participant's elected deferrals under McDESOP may not be changed during the year. If an Active Participant does not have an election in effect pursuant to this Section 2.4 for the calendar year, any amounts of Participant Elected Contributions in excess of the Elective Contribution Limit which are elected by such Participant under the McDESOP portion of the Profit Sharing Program either shall not be contributed or shall be returned to him as provided thereunder and no benefit shall be credited to him hereunder with respect to his Participant Elected Contributions and Employer Matching Contributions under the Profit Sharing Program.

     2.5 Diversification of Investments. If a Participant makes a Diversification Election in accordance with Section 10.10 of the Profit Sharing Program (the "Diversification Election"), his corresponding McCAP II accounts and subaccounts containing the contributions and income with respect thereto which, if not for the Limits, would have been credited to his accounts under the McDESOP or the Leveraged ESOP portions of the Profit Sharing Program shall to the same extent be credited to the Participant's McCAP II Profit Sharing Investment Account and shall thereafter be credited with income as provided in Section 2.3(a).

     2.6 Transfers to the Profit Sharing Investment Account. A Participant may make an irrevocable election to have all amounts which have been credited to his McCAP II McDonald's Common Stock Account through March 31, 1991, which represent amounts which except for the Limits would have been credited to the Profit Sharing Plan portion of the Profit Sharing Program and any accumulated income credited thereon, credited with earnings, gains and losses as of each Valuation Date, as defined in the McDonald's Profit Sharing Program, equal to the amount which such credited amounts would have earned, gained or lost if at all times after the effective date of such election such amounts and the income credited thereon had been fully invested in the Participant's McCAP II Profit Sharing Investment Account. Any election made pursuant to this Section shall be completed, delivered to the Committee and made effective in such manner and at such time as the Committee shall determine in accordance with its rules concerning the manner of making investment elections under the Profit Sharing Plan portion of the Profit Sharing Program.

     2.7 Vesting. A Participant shall be vested in the portions of his McCAP II Account which in the absence of the Limits would have been allocated to his Profit Sharing Account under the Profit Sharing Program and the earnings, gains or losses thereon to the same extent he is vested in his Profit Sharing Account under the Profit Sharing Program. A Participant shall be vested in the portions of his McCAP II Account which in the absence of the Limits would have been allocated to his Leveraged ESOP Account under the Profit Sharing Program and the earnings, gains and losses thereon to the same extent he is vested in his Employer Leveraged ESOP Account under the Profit Sharing Program. All other amounts credited to a Participant's McCAP II Account and the earnings thereon shall be fully vested.

     2.8  Payment of Benefits.  Distributions of the McCAP II
  Account of a Participant who has not made a Delinking Election, as provided in Section 2.10(a) or 2.10(b), shall be made as follows:

           (a) McDESOP Portion of McCAP II Account. The portion of a Participant's McCAP II Account which in the absence of the Limits would have been benefits provided by the McDESOP portion of the Profit Sharing Program shall be paid to him in cash at the same time and in the same form (other than in the form of an annuity purchased from an insurance company) that his account under the McDESOP portion of the Profit Sharing Program is paid or commences to be paid.

           (b) Profit Sharing Plan Portion of McCAP II Account. The portion of a Participant's McCAP II Account which in the absence of the Limits would have been benefits provided by the Profit Sharing Plan portion of the Profit Sharing Program shall be paid to the Participant in cash at the same time and in the same form (other than in the form of an annuity purchased from an insurance company) that his account under the Profit Sharing Plan portion of the Profit Sharing Program is paid or commences to be paid.

           (c) Leveraged ESOP Portion of McCAP II Account. The portion of a Participant's McCap II Account which in the absence of the Limits would have been benefits provided by the Leveraged ESOP portion of the Profit Sharing Program shall be paid to him in cash at the same time and in the same form (other than in the form of an annuity contract purchased from an insurance company) that benefits are paid under the Leveraged ESOP portion of the Profit Sharing Program.

           (d) Annuity Elections. A participant in the Profit Sharing Program who elects to receive his accounts under the Profit Sharing Program in the form of an annuity shall receive payment of the same portions of his McCap II Accounts in installment payments over a period certain equal to the joint and last survivor life expectancy of the Participant and his beneficiary, if any, at the time that the annuity is purchased under the Profit Sharing Program.

           (e)  Qualified Domestic Relations Order.
      Notwithstanding the foregoing, no distribution shall be made in accordance with Sections 2.8(a), 2.8(b) or 2.8(c) on account of the payment, under the Profit Sharing Program, of a distribution from the account of a participant who is, at the time of distribution, an active McDonald's employee, nor shall a distribution be made on account of a distribution made from the Profit Sharing Program in accordance with a qualified domestic relations order except as provided in
      Section 3.8.

           (f) Transaction Costs. To the extent that the amounts described in Section 2.3(b) are used by the Participant or former employee to purchase shares of McDonald's stock on the open market in one or more transactions within seven months after the date such amounts were distributed, the Company shall reimburse such Participant or former employee for all reasonable brokerage fees and other transaction costs incurred by him in connection with such purchases upon presentation to the Company not later than 60 days after the date of each transaction or satisfactory evidence thereof.

     2.9 Beneficiary Designation. Absent a Beneficiary Delinking Election by a Participant under Section 2.10(c):

           (a) A Participant's McCap II Profit Sharing Account shall be paid to the beneficiary entitled to receive his Profit Sharing Accounts under the Profit Sharing Program in the same form and same time as distributions are made thereunder.

           (b) A Participant's McCap II McDESOP Account shall be paid to the beneficiary entitled to receive his McDESOP
      Accounts under the Profit Sharing Program in the same form and same time as distributions are made thereunder.

           (c) A Participant's McCap II Leveraged ESOP Account shall be paid to the beneficiary entitled to receive his Leveraged ESOP Accounts under the Profit Sharing Program in the same form and the same time as distributions are made thereunder.

     2.10 Delinking Election. Distributions of McCap II Accounts pursuant to a Delinking Election, as provided in Sections 2.10(b) or 2.10(d), (the "Delinking Election") shall be made in accordance with this Section 2.10 rather than Section 2.8. A Participant's Delinking Election shall be irrevocable except to the extent provided in this Section 2.10.

           (a) Active Employees. Each Participant who has made a Delinking Election as to distributions to be made in his lifetime, as provided herein, shall receive distributions after he has a Termination of Employment and during his life in accordance with this Section 2.10(a) ("Lifetime Delinking Election").

                (1)  Time of Lifetime Delinking Election.  A
           Participant who is an active employee on or after September 20, 1995, may make a Lifetime Delinking Election or a revised Lifetime Delinking Election to change the form or timing of distributions under his Lifetime Delinking Election at any time.

                (2) Complete Election. Each Lifetime Delinking Election shall designate the date on which the Participant's account balances are to be paid or commence to be paid and shall select whether payments are to be made in the form of a single sum payment or in installments. Installments may be paid monthly, quarterly or annually over a period designated in the Lifetime Delinking Election by the Participant which period which shall not exceed the period specified in
           Section 2.11(b). A Lifetime Delinking Election shall not be effective unless it is complete and includes an election as to the timing and form of the distribution or distributions.

                (3) Distribution Election. Each Participant who is an active employee and who has made a Lifetime Delinking Election shall be permitted to make a new Lifetime Delinking Election changing his elections as to the timing and form of his distribution. Each such Lifetime Delinking Election which is made before October 31, or such earlier date as the Committee shall designate by giving notice to Participants, shall become effective the next January 1 and shall remain effective through at least December 31 of such year. In the absence of a new Lifetime Delinking Election, the Participant's prior Lifetime Delinking Election shall stay in effect from year to year. The Lifetime Delinking Election of a Participant who has a Termination of Employment shall become irrevocable.

                (4)  Qualified Domestic Relations Order.  No
           distributions shall be made in accordance with Section
           2.10 on account of the payment, under the Profit Sharing Program, of a distribution from the McCAP II Account of a Participant who is, at the time of distribution, an active McDonald's employee, nor shall such a distribution be made on account of a distribution made from the Profit Sharing Program in accordance with a qualified domestic relations order except as provided in
           Section 3.8.

           (b) Former Employees. Each Participant who was a former employee on September 20, 1995, may make a Lifetime Delinking Election or a Beneficiary Delinking Election, before October 31, 1995, with respect to his McCap I, McCAP II and McEqual account balances available for distribution after December 31, 1995. Such a Lifetime Delinking Election shall be irrevocable in all respects and shall designate both the form in which the distributions are to be made (a single sum distribution or monthly, quarterly or yearly installments paid over a period not to exceed the period specified in
      Section 2.11(b)), and the date on which distributions will be made, if in a single sum, or commence to be made, if in installments. Under a Beneficiary Delinking Election, the former employee's beneficiary designation under the Profit Sharing Program shall no longer apply to designate his beneficiary under McEqual, McCAP I and McCAP II and he shall complete a separate beneficiary designation which shall not name different beneficiaries to receive the Profit Sharing, McDESOP, leveraged ESOP and Stock Sharing portions of the McEqual, McCAP I and McCAP II. Except as provided in this
      Section 2.10(b), Lifetime Delinking Elections or Beneficiary Delinking Elections shall not be made by former employees.

           (c) Beneficiary Delinking Election. Effective on July 1, 1996 or at such earlier date as the Committee designates, each Participant who is an active employee may make an election to delink his beneficiary designation under the Plan, McEqual or McCAP I (a "Beneficiary Delinking Election") and may elect to designate beneficiaries to receive his McEqual, McCAP I and McCAP II Accounts which may or may not be different persons than the beneficiaries designated to receive his Net Balance Accounts under the Profit Sharing Program. Under a Beneficiary Delinking Election, a Participant shall not name different beneficiaries to receive the Profit Sharing, McDESOP, Leveraged ESOP and Stock Sharing portions of the Plan, McEqual and McCAP I. However, several beneficiaries can be designated to receive a proportion of the total of such benefits.

           (d) Beneficiary's Elections. Each beneficiary of a deceased Participant who before his death made a Beneficiary Delinking Election and each beneficiary who is the beneficiary of a Participant who died before September 20, 1995, shall have a one time opportunity to make an election designating the form (a single sum distribution or monthly, quarterly or yearly installments) and the date on which distributions will be made, if in a single sum, or commence to be made, if in installments (a "Form of Payment Delinking Election") as follows:

                (1) The beneficiary of a former employee who died before September 20, 1995, must make his Form of Payment Delinking Election hereunder not later than October 31, 1995 and such election shall be made with respect to amounts which otherwise would not be paid until after December 31, 1995. If such a beneficiary does not make a Delinking Election, distributions shall be made as provided in Section 2.8.

                (2) The beneficiary of a deceased Participant who had made a Beneficiary Delinking Election before his death shall make a Form of Payment Delinking Election within 183 days of the date of such Participant's death. Whether or not such a beneficiary makes a Delinking Election, distributions to such a beneficiary shall not commence any earlier than 90 days after the one year anniversary of the Participant's death. Distributions made to such a beneficiary in the form of installments shall be made over a period, not to exceed the period specified in Section 2.11(b). If the beneficiary of a deceased Participant, who had made a Beneficiary Delinking Election before his death, does not make a Form of Payment Delinking Election, his account balances shall be distributed in a single sum no sooner than the 90th day after the first anniversary of the Participant's death.

                The beneficiary of a Participant's beneficiary who was subject to a Beneficiary Delinking Election shall receive his benefits in a single sum payment as soon as administratively feasible after the Valuation Date immediately following the beneficiary's death and the administrative determination of the identity of such beneficiary's beneficiary.

                (3) If a deceased Participant who has made a Delinking Election fails to designate a beneficiary or designates as beneficiary an individual who predeceases the Participant or an entity which ceases to exist before the Participant's death, the Participant's beneficiary for purposes of the Plan shall be his Beneficiary as designated in the Profit Sharing Plan.

     2.11  Installment Payments.

           (a) Order of Payment of Accounts. Installment distributions under a Delinking Election made pursuant to
      Section 2.10 shall be paid:

                (1) first, from the Participant's or beneficiary's leveraged ESOP account under McEqual, McCAP I and McCAP II, in that order;

                (2)  second, from the Participant's or
           beneficiary's McDESOP account under McEqual, McCAP I and McCAP II, in that order; and

                (3) last, from the Participant's or beneficiary's Profit Sharing account under McEqual, McCAP I and
           McCAP II in that order.

           (b) Maximum Period of Payment. Participants or Beneficiaries electing to receive installment payments may elect to receive substantially equal payments over a fixed period of not more than 25 years or payments in a fixed dollar amount which shall not be less than the amount which at the time the election is made would be expected, assuming no interest and no mortality, to result in the payment of the Participants' accounts under McEqual, McCAP I and McCAP II in a period not in excess of 25 years.

     2.12 Limitation on Elections and Payments. Notwithstanding any other provision of this Section 2:

           (a) no investment election or other election which is permitted hereunder to be made by any individual who is an officer or director of the Company for the purposes of
      Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), shall be effective before the first date that such election could be made effective without being considered a nonexempt purchase or sale under Section 16(b) of the Act, and

           (b) no distribution from the Plan shall be made hereunder to any person who, at the time of distribution, is, or within the immediately preceding six months was, an officer or director of the Company for purposes of Section 16 of the Act before the first date that such distribution would not be a nonexempt purchase or sale under Section 16(b) of the Act.

     2.13 Valuation of Accounts. The value of any portion of a Participant's McCap II Profit Sharing Account to be paid in cash shall be valued as of the Valuation Date, as defined in the McDonald's Profit Sharing Program, preceding the date of payment, based upon the value of the Investment Funds under the Profit Sharing Plan portion of the Profit Sharing Program. The value of any portion of a Participant's McCap II McDonald's Common Stock Account to be paid in cash shall be valued as of the Valuation Date, preceding the date of payment, using the same values of McDonald's Common Stock determined for the Profit Sharing McDonald's Common Stock Fund.

     2.14 Funding. Benefits payable under the Plan to any person shall be paid directly by the Company or other adopting employer (collectively called "Employers") which employs such person. The Employers shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. While the Employers may, in the discretion of the Board of Directors, make investments (a) in shares of McDonald's common stock through open market purchases or (b) in other investments in amounts equal or unequal to amounts payable hereunder, the Employers shall not be under any obligation to make such investments and any such investment shall remain an asset of the contributing Employer subject to the claims of its general creditors. Notwithstanding the foregoing, the Employers, in the discretion of the Company, may maintain one or more trusts to hold assets to be used for payment of benefits under the Plan; provided that the assets of such trust shall be subject to the creditors of the contributing Employer in an amount equal to the amount held in the trust multiplied by the percentage of all McCAP II Account balances which represent amounts credited to Participants on account of their being employees of such Employer in the event such Employer becomes insolvent or is subject to bankruptcy or insolvency proceedings. Any payments by such a trust of benefits provided to a Participant under the Plan shall be considered payment by the Participant's Employer and shall discharge such Employer of any further liability for the payments made by such trust.


                              Section 3

                            Miscellaneous

     3.1 Plan Administration. The Plan shall be administered by the Committee responsible for administration of the Profit Sharing Program ("Committee"). The Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to the Plan as it has with respect to the Profit Sharing Program.

     3.2 Employment Rights. Establishment of the Plan shall not be construed to give any employee the right to be retained in the Company's service or to any benefits not specifically provided by the Plan, nor shall the establishment of the Plan in any manner modify the Company's right to modify, amend or terminate the Profit Sharing Program, McEqual or McCAP I.

     3.3 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality or as provided in Section 3.8, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Company, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Company may deem proper.

     3.4 Unclaimed Amounts. Unclaimed amounts shall consist of the amounts of the McCAP II Accounts of a Participant which cannot be distributed because of the Committee's inability, after a reasonable search, to locate the Participant or his beneficiary within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to his McCAP II Account.

     3.5 Controlling Law. The law of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA.

     3.6 Gender and Number. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

     3.7 Action by the Company. Except as otherwise specifically provided herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of McDonald's Corporation or any member of the Committee or person(s) authorized by resolution of the Board of Directors of McDonald's Corporation.

      3.8  Qualified Domestic Relations Order.

           (a) Notwithstanding Section 3.3, the Committee shall comply with the provisions of any order determined by the Committee to be a Qualified Relations Order.

           (b) "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement):

                (1) which is made pursuant to a state domestic relations law (including a community property law);

                (2)  which relates to the provision of child
           support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant;

                (3) which creates or recognizes the existence of an alternate payee's right to or assigns to an alternate payee the right to receive all or a portion of the Participant's Accrued Benefit under the Plan; and

                (4) with respect to which the requirements of paragraphs (c) and (d) are met.

           (c)  A domestic relations order can be a Qualified
      Domestic Relations Order only if such order clearly specifies:

                (1) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order;

                (2) the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined;

                (3) the number of payments or period to which such order applies; and

                (4)  each plan to which such order applies.

           (d)  A domestic relations order can be a Qualified
      Domestic Relations Order only if such order does not

                (1) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan;

                (2) require the Plan to provide increased benefits (determined on the basis of actuarial value); or

                (3)  require the payment of benefits to an
           alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

           (e) In the case of any payment before a Participant has had a termination of employment, a domestic relations order shall not be treated as failing to meet the requirements of
      Section 3.8(d)(l) solely because such order requires that payment of benefits be made to an alternate payee:

                (1) without regard to the Participant's attainment of any specified age;

                (2) as if the Participant had retired on the date on which such payment is to begin under such order; and

                (3) in any form in which such benefits may be paid under the Plan to the Participant.


                              Section 4

                      Subsidiary Participation

     4.1 Adoption of Plan. Any Commonly Controlled Entity, Commonly Controlled Corporation, Domestic Affiliate or Foreign Affiliate, as defined in the Profit Sharing Program, which has adopted a portion of the Profit Sharing Program may, with the approval of the Committee and under such terms and conditions as the Committee may prescribe, adopt the corresponding portions of the Plan by resolution of its board of directors.

     4.2  Withdrawal from the Plan by Participating Employer.
  While it is not the present intention of any adopting employer to withdraw from the Plan, any such employer other than the Company shall have the right, at any time, upon the approval of and under such conditions as may be provided by the Committee, to withdraw from the Plan by delivering to the Committee written notice of its election so to withdraw.

      Upon receipt of such notice by the Committee, the McCAP II Accounts of Participants employed by the withdrawing employer as of the date of withdrawal shall be distributed by such employer in cash at such time or times as the Committee, in its sole discretion, may deem to be in the best interest of such Participants or their beneficiaries.

                              Section 5

                      Amendment and Termination

      The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors or by the Committee (in accordance with the restrictions in the following paragraph ) to modify, amend or terminate the Plan, notwithstanding that an amendment may change the timing or the optional form of benefit elected by a Participant in a Delinking Election or the timing or optional form of benefit in which a Participant's benefits would otherwise have been paid under
  Section 2, provided, however, that if a Participant has a McCAP II Account, benefits provided under Section 2.1 shall constitute an irrevocable obligation of the employer to the same extent that such McCAP II Account, had it been an account under the Profit Sharing Program, would have been an irrevocable obligation of the Profit Sharing Program.

      The Committee shall have the same authority with respect to the adoption of amendments to the Plan as the Board of Directors in the following circumstances:

           (a) to adopt amendments to the Plan which the Committee determines are necessary or desirable for the Plan to comply with or to obtain benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other governmental administrative agency or changes in such law, regulations, rulings or requirements; and

           (b) to adopt any other procedural or cosmetic amendment that the Committee determines to be necessary or desirable that does not materially change benefits to Participants or their beneficiaries or materially increase the Company's or adopting employers' contributions to the Plan.

      The Committee shall provide notice of amendments adopted by the Committee to the Board of Directors on a timely basis.

      Executed in multiple originals this 18th day of December, 1995.


                               McDONALD'S CORPORATION



                               By /s/ Stanley R. Stein
                                  __________________________________
                                  Stanley R. Stein
                                  Senior Vice President